SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2003

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

On July 17, 2003, ArQule, Inc. announced that it signed a definitive agreement to acquire Cyclis Pharmaceuticals, Inc.  On September 8, 2003, ArQule, Inc. announced that it had completed the acquisition of Cyclis Pharmaceuticals, Inc. as contemplated by the previously-announced definitive agreement.  The press release announcing completion of the acquisition is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1  Text of Press Release dated September 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ David C. Hastings
David C. Hastings
Vice President and Chief Financial Officer

Date:  September 16, 2003